                                                                     EXHIBIT 4.5

                                ESCROW AGREEMENT
                                       FOR
                             PENNSYLVANIA INVESTORS

     This ESCROW AGREEMENT is made effective as of this 10th day of November, 2005, by and among WELLS TIMBER REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation ("COMPANY"), WELLS INVESTMENT SECURITIES, INC., a Georgia corporation ("DEALER MANAGER"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association ("ESCROW AGENT").

                                   WITNESSETH:

     WHEREAS, Company proposes to offer to the public (the "PUBLIC OFFERING") up to a maximum of 85,000,000 shares of its common stock, par value $0.01 per share ("SHARES") pursuant to the terms of, and at the prices set forth in, Company's prospectus ("PROSPECTUS") contained in the registration statement (the "REGISTRATION Statement") filed with the Securities and Exchange Commission ("COMMISSION") (capitalized terms used but not otherwise defined herein shall have the respective meanings given in the Prospectus);

     WHEREAS, the Dealer Manager will distribute the Shares on behalf of Company on a "best efforts" basis;

     WHEREAS, it is anticipated that prospective investors will subscribe for Shares and will provide Dealer Manager with subscription payments for such Shares (the "SUBSCRIPTION PAYMENTS"), which subscriptions will be contingent upon (i) their respective acceptances by Company and (ii) Company's acceptance of subscriptions aggregating at least $2,000,000 in subscription proceeds (the "MINIMUM SUBSCRIPTION") by the close of business on the date exactly one year after the original effective date of the Registration Statement (the "MINIMUM SUBSCRIPTION TERMINATION DATE");

     WHEREAS, the Commonwealth of Pennsylvania requires Company to have raised a minimum of $37,500,000 prior to the acceptance of Subscription Payments from Pennsylvania investors (the "PENNSYLVANIA MINIMUM SUBSCRIPTION");

     WHEREAS, the Pennsylvania Minimum Subscription must be satisfied within 120 days (or subsequent 120-day periods as set forth in Section 4) from the receipt of any instruments of payment from an investor in the Commonwealth of Pennsylvania;

     WHEREAS, Escrow Agent has agreed to receive and hold in escrow all Subscription Payments from Pennsylvania investors and to distribute such Subscription Payments in each case in accordance with the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. APPOINTMENT OF ESCROW AGENT. Company and Dealer Manager hereby appoint Escrow Agent to serve as escrow agent for Pennsylvania investors hereunder, and Escrow Agent hereby accepts such appointment in accordance with the terms of this Escrow Agreement. Company and Dealer Manager hereby acknowledge that the status of Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby agree that they will not represent or imply that Escrow Agent has investigated the desirability or advisability of investment in the Shares or has approved, endorsed or passed upon the merits of the investment therein. Company and Dealer Manager further agree that the name of the Escrow Agent shall not be used in any manner in connection with the offer or sale of the Shares other than to state that the Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth herein.

     2. DEPOSIT INTO ESCROW. Until such time as prospective Pennsylvania investors have subscribed for the Pennsylvania Minimum Subscription, Dealer Manager will (i) by 12:00 p.m. Eastern Time on the next business day following Dealer Manager's receipt of the same, deposit with Escrow Agent, or cause to be deposited with Escrow Agent, all Subscription Payments received by it from Pennsylvania investors, accompanied by a list of the names, social security numbers or tax identification numbers, and addresses (and any other information required for withholding purposes) of, and amounts paid by, each prospective investor, and (ii) allow such Subscription Payments to remain in escrow with Escrow Agent and not withdraw, or attempt to withdraw, such Subscription Payments from Escrow Agent, except as herein provided. Notwithstanding the foregoing, if any prospective investor shall exercise any right provided by law to rescind his or her subscription, Escrow Agent shall, upon notice from Company or Dealer Manager, return to such prospective investor all Subscription Payments pertaining to such subscription, together with any earnings thereon during the period that such Subscription Payments were held by Escrow Agent under this Escrow Agreement.

     All Subscription Payments delivered to Escrow Agent by Dealer Manager pursuant hereto shall be deposited immediately by Escrow Agent in a separate account designated as the "Pennsylvania Escrow Account for the Benefit of Subscribers for Common Stock of Wells Timber Real Estate Investment Trust, Inc." (the "PENNSYLVANIA ESCROW ACCOUNT"). The Pennsylvania Escrow Account shall be created and maintained subject to the terms of this Escrow Agreement and the customary rules and regulations of Escrow Agent pertaining to such accounts.

     If any of the instruments of payment for the subscription of Shares are dishonored or returned to Escrow Agent for nonpayment prior to receipt of the Pennsylvania Minimum Subscription, Escrow Agent shall promptly notify Dealer Manager in writing of such nonpayment and return such instruments of payment to Dealer Manager. In any such instance, Escrow Agent is authorized to debit the Pennsylvania Escrow Account in the amount of such return payment as well as any earnings on the investment represented by such payment.

     3. INVESTMENT OF THE FUNDS IN THE PENNSYLVANIA ESCROW ACCOUNT. Escrow Agent shall hold funds delivered to it under the terms of this Escrow Agreement and shall from time to time invest and reinvest the funds held in the Pennsylvania Escrow Account, as and when instructed pursuant to joint written instructions by Company and Dealer Manager, in any one or more of the following:

     (a) obligations of the United States of America;

     (b) obligations guaranteed or collateralized by the United States of America;

     (c) money market accounts of any national banks or state banks insured by the Federal Deposit Insurance Corporation, including Escrow Agent; and

     (d) certificates of deposit of any national banks or state banks insured by the Federal Deposit Insurance Corporation, including Escrow Agent.

     No investment shall be made in any instrument or security that has a maturity of greater than three (3) months. If no joint written instructions are received by Escrow Agent as provided above, Escrow

Agent may invest amounts held in the Pennsylvania Escrow Account in money market funds of the type described in subparagraph (c) above. Any income or interest realized from the investments made by Escrow Agent pursuant hereto shall be reinvested by Escrow Agent until directed otherwise under the terms of this Escrow Agreement. Dealer Manager and Company may examine any and all documentation regarding the investment of the Pennsylvania Escrow Account during normal business hours at the offices of Escrow Agent.

     4. DISBURSEMENTS FROM PENNSYLVANIA ESCROW ACCOUNT.

     (a) Rejected Subscriptions. No later than five (5) business days after receipt by Escrow Agent of written notice from Company or Dealer Manager that Company intends to reject a potential investor's subscription, Escrow Agent shall pay, by certified or bank check and by first-class mail, the amount of the Subscription Payment paid by such potential investor (together with all earnings thereon) or Escrow Agent shall return the instruments of payment delivered to Escrow Agent with respect to any Subscription Payment if such instruments have not been processed for collection prior to such time directly to such potential investor.

     (b) Termination of the Public Offering in Pennsylvania. In the event that the Pennsylvania Minimum Subscription has not been satisfied at the close of business on the date exactly 120 days from the date of receipt of the first instruments of payment from an investor in the Commonwealth of Pennsylvania (the "INITIAL TERMINATION DATE"), which date will be communicated to Escrow Agent in writing as soon as possible after determination, Company will, within 10 days of the end of the Initial Termination Date, notify the investors whose funds are held in the Pennsylvania Escrow Account of their right to receive a refund, without interest. If the Pennsylvania investor requests a refund within 10 days of receiving the notice, Company shall so notify Escrow Agent, and Escrow Agent shall promptly return by check the funds deposited in the Pennsylvania Escrow Account, or shall return the instruments of payment delivered to Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each subscriber at the address given to Company, but in any event within 15 calendar days from the date Company received the refund request, as notified by Company to Escrow Agent.

     Amounts held in the Pennsylvania Escrow Account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods (each a "SUBSEQUENT ESCROW PERIOD") until the Pennsylvania Minimum Subscription is received; provided that on the last day of each Subsequent Escrow Period (each a "SUBSEQUENT TERMINATION DATE"), Company will again notify investors of their right to receive refunds with interest from the date after the Initial Termination Date subject to the same time period enumerated above. Promptly following each Subsequent Termination Date, and on the next business day after each Subsequent Termination Date or as soon as possible thereafter, Escrow Agent shall return promptly by check the funds deposited in the Pennsylvania Escrow Account, or shall return the instruments of payment delivered to Escrow Agent if such instruments have not been processed for collection prior to such time, directly to each subscriber so requesting a refund at the address given to Company.

     (c) Termination of Public Offering. In the event that on the Minimum Subscription Termination Date, Escrow Agent is not in receipt of evidence of subscriptions accepted on or before such date, and instruments of payment dated not later than that date (or actual wired funds), for the purchase of Shares at least equal to the Minimum Subscription, Escrow Agent shall promptly notify Company and Escrow Agent shall promptly return all funds received in full to Pennsylvania investors, together with their pro rata share of any interest earned thereon, pursuant to instructions made by Company, upon which Escrow Agent may conclusively rely.

     (d) Receipt of Pennsylvania Minimum Subscription Payments. Subject to the provisions of Section 2 and Section 4(a), (b) and (c) hereof, Escrow Agent shall hold the Subscription Payments deposited with Escrow Agent in the Pennsylvania Escrow Account under the terms of this Escrow Agreement and not rejected or refunded pursuant to the terms hereof until such date ("PENNSYLVANIA MINIMUM SUBSCRIPTION SATISFACTION DATE") as Company and Dealer Manager shall have delivered to the Escrow Agent a joint written instruction notifying Escrow Agent that the Pennsylvania Minimum Subscription has been received and accepted (the "PENNSYLVANIA MINIMUM SUBSCRIPTION NOTICE AND DISBURSEMENT INSTRUCTION"). Within two (2) business days of the Pennsylvania Minimum Subscription Notice and Disbursement Instruction, Escrow Agent shall deliver all Subscription Payments in the Pennsylvania Escrow Account and all earnings thereon to Company in the manner, amounts and to the bank accounts set forth in the Pennsylvania Minimum Subscription Notice and Disbursement Instruction.

     In the event that Escrow Agent receives instruments of payment after the Pennsylvania Minimum Subscription Satisfaction Date, Escrow Agent is hereby authorized to deposit such instruments of payment to any deposit account as directed by Company and Dealer Manager. The application of such funds into a deposit account directed by Company and Dealer Manager shall be a full acquittance to the Escrow Agent and Escrow Agent shall not be responsible for the application of such funds.

     5. ESCROW AGENT COMPENSATION. Escrow Agent shall be entitled to receive compensation for its services as Escrow Agent hereunder as set forth on the schedule attached hereto and made a part hereof as Exhibit A, which compensation shall be paid by Company. Notwithstanding anything contained in this Escrow Agreement to the contrary, in no event shall any fee, reimbursement for costs and expenses, indemnification for any damages incurred by Escrow Agent, or monies whatsoever be paid out of or chargeable to the income or assets in the Pennsylvania Escrow Account held by Escrow Agent.

     6. RESIGNATION AND REMOVAL OF ESCROW AGENT. Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to Company and Dealer Manager. Such resignation shall be effective on the date specified in such notice, which shall be not less than thirty (30) days after such written notice has been given. In addition, Company and Dealer Manager may jointly remove Escrow Agent as the escrow agent at any time with or without cause, by a written instrument executed by both of them (which may be executed in counterparts) given to Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the mutual agreement of Company and Dealer Manager. Any such successor escrow agent shall deliver to Company and Dealer Manager a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of Escrow Agent hereunder and shall be entitled to receive the Pennsylvania Escrow Account. If no successor escrow agent is named by Company and Dealer Manager, Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

     7. LIABILITY OF ESCROW AGENT. Escrow Agent shall not be liable to anyone for any losses, claims, damages, liabilities or expenses that it may incur as a result of any act or omission of Escrow Agent, unless such losses, claims, damages, liabilities or expenses are caused by Escrow Agent's bad faith, willful misconduct or gross negligence. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted in good faith upon the advice of Escrow Agent's counsel or counsel for any other party hereto, given with respect to any question relating to the duties and responsibilities of Escrow Agent under this Escrow Agreement or (ii) any action taken or omitted in reliance upon any instrument, including execution, or the identity or authority of any person executing such instrument, its validity and effectiveness, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall, in good faith, believe to be genuine, to have been signed by a proper person or persons and to conform to the provisions of this Escrow Agreement.

     8. INDEMNIFICATION OF ESCROW AGENT. Company and Dealer Manager hereby jointly and severally agree to indemnify and hold Escrow Agent (and its officers, directors, employees and agents) harmless from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorney's fees and expenses, that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with Escrow Agent's acceptance of its appointment hereunder, or the performance of Escrow Agent's duties hereunder, except where such losses, claims, damages, liabilities and expenses result from Escrow Agent's bad faith, gross negligence or willful misconduct.

     9. DISPUTES. In the event of any disagreement among any of the parties to this Escrow Agreement, or among them or any other person resulting in adverse claims and demands being made in connection with or from any property in the Pennsylvania Escrow Account, Escrow Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any property then held by it in the Pennsylvania Escrow Account under this Escrow Agreement, and in so doing Escrow Agent shall be entitled to continue to refrain from acting until (i) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court assuming and having jurisdiction of the property involved herein or affected hereby or (ii) all differences shall have been adjusted by agreement and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto.

     In the event of such disagreement (or a resignation by Escrow Agent under the terms of this Escrow Agreement), Escrow Agent may tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this Escrow Agreement, together with instituting any other legal proceeding it deems appropriate, and thereupon Escrow Agent shall be discharged from all further duties under this Escrow Agreement. The filing of any such legal proceeding shall not deprive Escrow Agent of its compensation earned prior to such filing.

     10. REPRESENTATIONS AND WARRANTIES. Each of Company and Dealer Manager respectively makes the following representations and warranties to Escrow Agent:

     (a) It is a corporation, duly organized, validly existing, and in good standing under the laws of the state of its incorporation, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

     (b) This Escrow Agreement has been duly approved by all necessary corporate action, including any necessary shareholder approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement, enforceable in accordance with its terms.

     (c) The execution, delivery, and performance of this Escrow Agreement will not violate, conflict with, or cause a default under its articles of incorporation or bylaws, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which it is a party or any of its property is subject. The execution, delivery and performance of this Escrow Agreement are consistent with the Prospectus, and the Prospectus properly describes the allocation of interest and other earnings to potential Pennsylvania investors pursuant to this Escrow Agreement.

     (d) All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Pennsylvania Escrow Account.

     11. IDENTIFYING INFORMATION. Company and Dealer Manager acknowledge that the identifying information set forth on Exhibit B is being requested by Escrow Agent in connection with the

USA Patriot Act, Pub.L.107-56 (the "ACT"), and Company and Dealer Manager agree to provide any additional information reasonably requested by Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner. Company and Dealer Manager each represents that its respective identifying information set forth on Exhibit B, including without limitation, its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and each agrees to notify Escrow Agent of any change with respect thereto during the term of this Escrow Agreement.

     12. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of any provision of this Escrow Agreement shall be in writing and shall be deemed to have been given (i) on the date delivered in person, (ii) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested,
(iii) on the date transmitted by facsimile, if sent by 5:00 P.M., Eastern Time on a business day (or the next business day if after such time or if sent on a day other than a business day), and confirmation of receipt thereof is obtained, or (iv) on the next business day after delivery (in time for and specifying next day delivery) to Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, with service charges or postage prepaid. The addresses and facsimile numbers of the parties for purposes of this Escrow Agreement are:

     If to Company:          Wells Timber Real Estate Investment Trust, Inc.
                             6200 The Corners Parkway
                             Norcross, Georgia 30092
                             Facsimile No.: (770) 243-8198
                             Attention: Leo F. Wells, III, President

     With a copy to:         Alston & Bird LLP
                             One Atlantic Center
                             1201 West Peachtree Street
                             Atlanta, Georgia 30309-3424
                             Facsimile No.: (404) 881-7777
                             Attention: Rosemarie A. Thurston

     If to Dealer Manager:   Wells Investment Securities, Inc.
                             6200 The Corners Parkway
                             Norcross, Georgia 30092
                             Facsimile No.: (770) 243-8198
                             Attention: Philip M. Taylor, President

     With a copy to:         Alston & Bird LLP
                             One Atlantic Center
                             1201 West Peachtree Street
                             Atlanta, Georgia 30309-3424
                             Facsimile No.: (404) 881-7777
                             Attention: Rosemarie A. Thurston

     If to Escrow Agent:     Wachovia Bank, N.A.
                             360 Interstate North Parkway SE
                             Suite 500 - GA4605
                             Atlanta, Georgia 30339-2216
                             Facsimile No.: (770) 644-6869
                             Attention: April Bright, Trust Officer
or to such other address or facsimile number, or to the attention of such other person, as the receiving party has specified by prior written notice to the sending party pursuant to this Section 12.

     13. BINDING EFFECT. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     14. TERM. This Escrow Agreement shall terminate upon distribution of all Subscription Payments in the Pennsylvania Escrow Account in accordance with
Section 4, or upon the written agreement of Company and Dealer Manager.

     15. AMENDMENTS. This Escrow Agreement shall not be modified, revoked, released or terminated except upon the mutual consent of Company and Dealer Manager, given in writing and delivered to the Escrow Agent. Should, at any time, any attempt be made to modify this Escrow Agreement in a manner that would increase the duties and responsibilities of Escrow Agent or to modify this Escrow Agreement in any manner that Escrow Agent deems undesirable, Escrow Agent may resign by notifying Company and Dealer Manager in writing, by certified mail, and until (i) acceptance by a successor escrow agent appointed jointly by Company and Dealer Manager or (ii) thirty (30) days following the date upon which such notice was delivered by Escrow Agent, whichever occurs sooner, Escrow Agent's only remaining obligation shall be to perform its duties hereunder in accordance with the terms of the Escrow Agreement without regards to any such modification.

     16. ASSIGNMENT. Except as otherwise provided herein, no party may, without the express written consent of each other party, assign or transfer this Escrow Agreement in whole or in part.

     17. GOVERNING LAW. This Escrow Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of Georgia without regard to its conflict of laws rules.

     18. SEVERABILITY. Whenever possible, each provision of this Escrow Agreement shall be interpreted in such manner as to be effective and valid under Georgia law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

     19. HEADINGS. The headings as to contents of particular sections of this Escrow Agreement are inserted for convenience and shall not be construed as a part of this Escrow Agreement or as a limitation on or expansion of the scope of any terms or provisions of this Escrow Agreement.

     20. COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary for every party hereto to sign each counterpart but only that each party shall sign at least one such counterpart.

     21. ENTIRE AGREEMENT. This Escrow Agreement contains the entire understanding between and among the parties hereto and supersedes any previous understandings, written or oral, that the parties may have reached, with respect to the subject matter of this Escrow Agreement.

                            [Signatures on Next Page]

     IN WITNESS WHEREOF, the parties hereto have made and entered into this Pennsylvania Escrow Agreement on the date first hereinabove set forth.

                                        COMPANY:

                                        WELLS TIMBER REAL ESTATE
                                        INVESTMENT TRUST, INC.


                                        By: /s/ Leo F. Wells, III
                                            ------------------------------------
                                            Leo F. Wells, III
                                            President


                                        DEALER MANAGER:

                                        WELLS INVESTMENT SECURITIES, INC.


                                        By: /s/ Robert McCullough
                                            ------------------------------------
                                            Robert McCullough
                                            Assistant Treasurer


                                        ESCROW AGENT:

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION


                                        By: /s/ April Bright
                                            ------------------------------------
                                        Name: April Bright
                                        Title: Assistant Vice President

                                    EXHIBIT A

                                ESCROW AGENT FEES

One-Time Escrow Services Fee - Payable in advance - $500

                                    EXHIBIT B

                             IDENTIFYING INFORMATION

Taxpayer Identification Numbers:

Company:          20-3536671

Dealer Manager:   58-1572141


                                       B-1